Exhibit 10.2

Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of December 3, 2010 by and among EXCEL TRUST, L.P. (the “Borrower”), EXCEL TRUST, INC. (the “Parent”), each of the Lenders party hereto (each a “Consenting Lender”), and WELLS FARGO BANK, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrower, the Parent, the Lenders, the Administrative Agent and certain other parties have entered into that certain Credit Agreement dated as of July 8, 2010, as amended by that certain First Amendment to Credit Agreement dated as of September 8, 2010 (as may be further amended, supplemented, restated or otherwise modified from time to time, and as in effect immediately prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the Borrower, the Parent, the Lenders, and the Administrative Agent desire to amend the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendments to Credit Agreement. The parties hereto agree that the Credit Agreement is amended as follows:

(a) The Credit Agreement is hereby amended by inserting the following new definitions into Section 1.1:

“Follow-On Offering” means either one or more Equity Issuances of the Parent’s Equity Interests (either common stock or Preferred Stock) that, in the aggregate, result in gross proceeds of not less than (a) if the Borrower or one of its Subsidiaries acquires the Gilroy Crossing shopping center located in Gilroy, California (“Gilroy Crossing”) by December 31, 2011, $125,000,000 or (b) if the Borrower or one of its Subsidiaries does not acquire Gilroy Crossing by December 31, 2011, $75,000,000.

“Follow-On Offering Event” means the earlier to occur (A) the Follow-On Offering and (B) December 31, 2011.

“Second Amendment Date” means December 3, 2010.

(b) The Credit Agreement is hereby further amended by restating the definitions of “Applicable Margin” “Capitalization Rate” and “Maximum Loan Availability” set forth in Section 1.1 in their entireties as follows:

“ ‘Applicable Margin’ means the percentage rate set forth below corresponding to the ratio of Total Liabilities to Total Asset Value as determined in accordance with Section 10.1.(b):

Level	Ratio of Total Liabilities to Total Asset Value	Applicable Margin for LIBOR Loans and Base Rate Loans
1	Less than or equal to 0.40 to 1.00	2.75%
2	Greater than 0.40 to 1.00 but less than or equal to 0.450 to 1.00	3.25%
3	Greater than 0.450 to 1.00 but less than or equal to 0.50 to 1.00	3.50%
4	Greater than 0.50 to 1.00 but less than or equal to 0.550 to 1.00	3.75%
5	Greater than 0.550 to 1.00	4.00%

The Applicable Margin for Loans shall be determined by the Administrative Agent from time to time, based on the range which the ratio of Total Liabilities to Total Asset Value as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 9.3. then falls in the table set forth above (each a “Level”). Any adjustment to the Applicable Margin shall be effective as of the first day of the calendar month immediately following the month during which the Borrower delivers to the Administrative Agent the applicable Compliance Certificate pursuant to Section 9.3. If the Borrower fails to deliver a Compliance Certificate pursuant to Section 9.3., the Applicable Margin shall equal the percentage corresponding to Level 5 until the first day of the calendar month immediately following the month that the required Compliance Certificate is delivered. Notwithstanding the foregoing, for the period from the Effective Date through but excluding the date on which the Administrative Agent first determines the Applicable Margin for Loans as set forth above, the Applicable Margin shall be determined based on Level 1. Thereafter, such Applicable Margin shall be adjusted from time to time as set forth in this definition. The provisions of this definition shall be subject to Section 2.4.(c).”

“ ‘Capitalization Rate’ means: (a) 8.25% until the Follow-On Offering Event; (b) 8.75% on and at all times thereafter; or (c) such higher percentage to which the Capitalization Rate may be increased pursuant to Section 2.12.”

“ ‘Maximum Loan Availability’ means, at any time, the least of:

(a) the aggregate amount of the Revolving Commitments at such time;

(b) (x) until the Follow-On Offering Event, 60% of the Borrowing Base Value of all Borrowing Base Properties at such time, and (y) on, and at all times thereafter, 55% of the Borrowing Base Value of all Borrowing Base Properties at such time; and

(c) an amount equal to (i) the Borrowing Base NOI of all Borrowing Base Properties at such time (provided, that, to the extent the aggregate amount of rents attributable to leases of Borrowing Base Properties of a single tenant or a single group of affiliated tenants that are included in the calculation of Borrowing Base NOI would exceed 10% of Borrowing Base NOI, such excess shall be excluded for purposes of this clause (i)) divided by (ii)(A) the Applicable Mortgage Constant times (B) 1.50.”

(c) The Credit Agreement is hereby further amended by deleting the defined term “Liquidity Trigger Event” in its entirety from Section 1.1.

(d) The Credit Agreement is hereby further amended by deleting the reference to Section 6.1(a)(xiii) found in Section 4.2(a), and replacing it with a reference to Section 6.1(a)(xii).

(e) The Credit Agreement is hereby further amended by deleting Section 9.4(v) in its entirety and replacing it with the following:

“(v) [Intentionally Deleted]; and”

(f) The Credit Agreement is hereby further amended by deleting Sections 10.1(b), (c) and (e), respectively, in their entireties and replacing them with the following:

“(b) Ratio of Total Liabilities to Total Asset Value. The Parent shall not permit the ratio of (i) Total Liabilities to (ii) Total Asset Value to exceed: (x) 0.60 to 1.00 at any time until the Follow-On Offering Event; and (y) 0.550 to 1.00 on, and at any time thereafter.”

“(c) Ratio of Adjusted EBITDA to Fixed Charges. The Parent shall not permit the ratio of (x) Adjusted EBITDA for any fiscal quarter to (y) Fixed Charges of the Parent and its Subsidiaries determined on a consolidated basis for such fiscal quarter, to be less than: (x) 1.50 to 1.00 as of the end of each fiscal quarter ending prior to December 31, 2011; and (y) 1.750 to 1.00 as of the fiscal quarter ending December 31, 2011, and as of each fiscal quarter ending thereafter.”

“(e) Ratio of Unsecured Indebtedness to Unencumbered Asset Value. The Parent shall not permit the ratio of (i) Unsecured Indebtedness of the Parent and its Subsidiaries determined on a consolidated basis to (ii) Unencumbered Asset Value to be greater than: (x) 0.60 to 1.00 until the Follow-On Offering Event; and (y) 0.550 to 1.00 on, and at any time thereafter.”

(g) The Credit Agreement is hereby further amended by deleting the last sentence of Section 10.1(g) in its entirety and substituting in its place the following:

“In addition to the foregoing limitations, the aggregate value of all of the items subject to the limitations in the preceding clauses (ii) through (vii) shall not exceed: (x) 20% of Total Asset Value until the Follow-On Offering Event; and (y) 25.0% of Total Asset Value on and at all times thereafter. For purposes of this subsection, if a Development Property is owned by an Unconsolidated Affiliate of the Parent, then the product of (A) the Parent’s Ownership Share in such Unconsolidated Affiliate and (B) the amount of the Total Budgeted Costs for such Development Property shall be used in calculating such investment limitation. Notwithstanding anything to the contrary in this Section 10.1(g), until the Follow-On Offering Event, the Parent shall not, and shall not permit any Loan Party or other Subsidiary to, make any Investments with respect to any Property that becomes a Development Property after the Second Amendment Date (whether with respect to Total Budgeted Costs for Development Properties or otherwise), other than the Rockwall shopping center (Phase II) located in Rockwall, Texas, the Red Rock Commons shopping center located in St. George, Utah and the Dothan shopping mall located in Dothan, Alabama.”

(g) The Credit Agreement is hereby further amended by deleting Section 10.1(h) in its entirety and substituting in its place the following:

“(h) Floating Rate Indebtedness. The Parent shall not, and shall not permit any Subsidiary to, incur, assume or suffer to exist Floating Rate Indebtedness (excluding Loans outstanding hereunder but including the Parent’s Ownership Share of the Floating Rate Indebtedness of its Unconsolidated Affiliates) in an aggregate outstanding principal amount in excess of 35.0% of the aggregate amount of Indebtedness of the Parent and its Subsidiaries determined on a consolidated basis and the Parent’s Ownership Share of the Indebtedness of its Unconsolidated Affiliates at any time.”

Section 2. Limited Waiver. Subject to the satisfaction of the conditions set forth in Section 3 hereof, the Requisite Lenders hereby waive the Events of Default arising from the Borrower’s failure to timely comply with the requirements of Sections 4.2(a) and 8.14(a) of the Credit Agreement. The Borrower acknowledges and agrees that the limited waiver contained in the foregoing sentence shall not be deemed to be or constitute a consent to any future action or inaction on the part of the Borrower, shall not waive or amend (or be deemed to be or constitute a waiver of or amendment to) any other covenant, term or provision in the Credit Agreement or any other Loan Document, or shall not hinder, restrict or otherwise modify the rights and remedies of the Administrative Agent or the Lenders following the occurrence of any Default or Event of Default (whether now existing or hereafter arising) under the Credit Agreement or any other Loan Document.

Section 3. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(a) A counterpart of this Amendment duly executed by the Borrower, the Parent and the Requisite Lenders;

(b) A Guarantor Acknowledgement substantially in the form of Exhibit A attached hereto, executed by each Guarantor;

(c) Evidence that an amendment fee in the amount of 0.20% of each Consenting Lender’s Commitment has been paid to the Administrative Agent for distribution to those Consenting Lenders for whom the Administrative Agent (or its counsel) shall have received an executed signature page to this Amendment from such Consenting Lender (without condition or restriction) on or before 5:00 p.m. EDT on December 1, 2010;

(d) Evidence that all fees and expenses payable to the Administrative Agent and/or Wells Fargo Securities, LLC in connection with this Amendment have been paid;

(e) An Accession Agreement executed by each Property Owner listed on Exhibit B attached hereto and all of the items that would have been required to be delivered to the Administrative Agent under Section 6.1(a)(iv) through (a)(viii) and (a)(xii) of the Credit Agreement had such Property Owner been a Loan Party on the Effective Date; and

(f) Such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 4. Representations. Each of the Parent and the Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a) Authorization. Each of the Parent and the Borrower, as applicable, has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and the Parent, as applicable, and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower and the Parent, as applicable, enforceable against such Person in accordance with its respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(b) Compliance with Laws, etc. The execution and delivery by the Borrower and the Parent, as applicable, of this Amendment and the performance by the Borrower and the Parent, as applicable, of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Government Approvals or violate any Applicable Laws (including all Environmental Laws) relating to the Parent, the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Parent, the Borrower or any other Loan Party, or any indenture, agreement or other instrument to which the Parent, the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Parent, the Borrower or any other Loan Party.

(c) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof (other than as described in Section 2 herein) nor will exist immediately after giving effect to this Amendment.

Section 5. Reaffirmation of Representations by Borrower and Parent. Each of the Parent and the Borrower hereby repeats and reaffirms all representations and warranties made by the Parent and the Borrower to the Administrative Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 6. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

Section 7. Expenses. The Borrower shall reimburse the Administrative Agent upon demand for all costs and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 8. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 10. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

Section 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 12. Loan Documents. This Amendment and the executed Guarantor Acknowledgement substantially in the form attached hereto as Exhibit A shall be deemed to be “Loan Documents” for all purposes under the Credit Agreement and the other Loan Documents.

Section 13. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Agreement to be executed as of the date first above written.

THE BORROWER:

EXCEL TRUST, L.P.

By:	Excel Trust, Inc., its sole general partner

By:	/s/ James Y. Nakagawa
	Name:	James Y. Nakagawa
	Title:	Chief Financial Officer

THE PARENT:

EXCEL TRUST, INC.

By:	/s/ S. Eric Ottesen
	Name:	S. Eric Ottesen
	Title:	Senior Vice President

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A-1

[Signature Page to Second Amendment to

Credit Agreement for Excel Trust, L.P.]

THE ADMINISTRATIVE AGENT AND THE LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, Administrative Agent, as Issuing Bank, as Swingline Lender and as a Lender

By:	/s/ Kelly A. Souza
	Name:	Kelly A. Souza
	Title:	Vice President

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[Signature Page to Second Amendment to

Credit Agreement for Excel Trust, L.P.]

KEYBANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Nathan Weyer
	Name:	Nathan Weyer
	Title:	Vice President

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[Signature Page to Second Amendment to

Credit Agreement for Excel Trust, L.P.]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael Paris
	Name:	Michael Paris
	Title:	Vice President

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[Signature Page to Second Amendment to

Credit Agreement for Excel Trust, L.P.]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Darin Mortimer
	Name:	Darin Mortimer
	Title:	Assistant Vice President

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[Signature Page to Second Amendment to

Credit Agreement for Excel Trust, L.P.]

RAYMOND JAMES BANK, FSB, as a Lender

By:	/s/ James M. Armstrong
	Name:	James M. Armstrong
	Title:	Vice President

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[Signature Page to Second Amendment to

Credit Agreement for Excel Trust, L.P.]

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

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EXHIBIT A

FORM OF GUARANTOR ACKNOWLEDGEMENT

THIS GUARANTOR ACKNOWLEDGEMENT dated as of December     , 2010 (this “Acknowledgement”) executed by each of the undersigned (the “Guarantors”) in favor of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”) and each “Lender” a party to the Credit Agreement referred to below (the “Lenders”).

WHEREAS, Excel Trust, L.P. (the “Borrower”), Excel Trust, Inc., the Lenders, the Administrative Agent and certain other parties have entered into that certain Credit Agreement dated as of July 8, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, each of the Guarantors is a party to that certain Guaranty dated as of July 8, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) pursuant to which they guarantied, among other things, the Borrower’s obligations under the Credit Agreement on the terms and conditions contained in the Guaranty;

WHEREAS, the Borrower, the Administrative Agent and the Lenders are to enter into a Second Amendment to Credit Agreement dated as of the date hereof (the “Amendment”), to amend the terms of the Credit Agreement on the terms and conditions contained therein; and

WHEREAS, it is a condition precedent to the effectiveness of the Amendment that the Guarantors execute and deliver this Acknowledgement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1. Reaffirmation. Each Guarantor hereby reaffirms its continuing obligations to the Administrative Agent and the Lenders under the Guaranty and agrees that the transactions contemplated by the Amendment shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of such Guarantor thereunder.

Section 2. Governing Law. THIS ACKNOWLEDGEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3. Counterparts. This Acknowledgement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

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IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guarantor Acknowledgement as of the date and year first written above.

THE GUARANTORS:

EXCEL TRUST, INC.
EXCEL BARBOURVILLE LLC
EXCEL BECKLEY LLC
EXCEL BRANDYWINE LLC
EXCEL FOXWOOD LLC
EXCEL JEWEL LLC
EXCEL NEWPORT LLC
EXCEL NORTH CORBIN LLC
EXCEL PRINCETON LLC
EXCEL ROCKWALL LLC
EXCEL ROSEWICK LLC
EXCEL SOUTH CORBIN LLC
EXCEL VESTAVIA, LLC

By:
Name:
Title:

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EXHIBIT B

LIST OF NEW PROPERTY OWNERS

Excel Barbourville LLC

Excel Beckley LLC

Excel Brandywine LLC

Excel Foxwood LLC

Excel Jewel LLC

Excel Newport LLC

Excel North Corbin LLC

Excel Princeton LLC

Excel Rockwall LLC

Excel Rosewick LLC

Excel South Corbin LLC

Excel Vestavia, LLC

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